UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 10, 2013 (June 4, 2013)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

American Realty Capital Properties, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders on June 4, 2013. At the annual meeting, the stockholders voted on (i) the election of Nicholas S. Schorsch, Edward M. Weil, Jr., William M. Kahane, Leslie D. Michelson, Scott J. Bowman, Edward G. Rendell and Walter P. Lomax, Jr. to the Company’s Board of Directors for one-year terms until the 2014 Annual Meeting of Stockholders and until their respective successor is duly elected and qualified, and (ii) a proposal to ratify of the audit committee’s appointment of Grant Thornton LLP as the Company’s independent auditor for 2013. The stockholders elected all seven nominees for director and ratified the audit committee’s appointment of Grant Thornton LLP as the Company’s independent auditor for 2013.

The full results of the matters voted on at the annual meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Nicholas S. Schorsch	77,816,654	492,843	54,204,746
Edward M. Weil, Jr.	77,725,875	583,622	54,204,746
William M. Kahane	66,911,507	11,397,990	54,204,746
Leslie D. Michelson	78,042,197	267,300	54,204,746
Edward G. Rendell	77,990,193	319,304	54,204,746
Scott J. Bowman	78,046,391	263,106	54,204,746
Walter P. Lomax, Jr.	78,003,452	306,045	54,204,746

Proposal No. 2 — Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
131,837,620	224,133	452,490	*

* No broker non-votes arose in connection with Proposal No. 2, due to the fact that the matter was not considered a “significant matter” under NASDAQ rules.

No other proposals were submitted to a vote of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

June 10, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors